Exhibit 99.2

[Polonia Bank]

Dear Member:

The Board of Directors of Polonia Bank has voted unanimously in favor of a plan of reorganization and stock issuance whereby Polonia Bank will reorganize from a mutual savings bank into the mutual holding company structure. As a result of the reorganization, Polonia Bancorp will become the federally chartered parent holding company of Polonia Bank, and Polonia Bancorp will be a majority-owned subsidiary of Polonia MHC, a federally chartered mutual holding company. We are reorganizing so that Polonia Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

To accomplish the reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of reorganization and stock issuance and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” If you have an IRA or other Qualified Retirement Plan account for which Polonia Bank acts as trustee and we do not receive a proxy from you, Polonia Bank, as trustee for such account, intends to vote in favor of the plan of reorganization and stock issuance on your behalf. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of reorganization is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the same extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of Polonia Bancorp common stock on a priority basis before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Polonia Bank and Polonia Bancorp If you wish to subscribe for common stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Polonia Bank), to Polonia Bancorp in the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” or return it to any full service branch office of Polonia Bank. Your order must be physically received (not postmarked) by Polonia Bank no later than X:00 p.m., Eastern time, on xxx day, xxxxxxx xx, 2006. Please read the prospectus carefully before making an investment decision.

If you wish to use funds in your IRA or other qualified plan at Polonia Bank to subscribe for common stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than Polonia Bank. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and x:00 p.m., Eastern time.

Sincerely,

Anthony J. Szuszczewicz

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Polonia Bank]

Dear Member:

The Board of Directors of Polonia Bank has voted unanimously in favor of a plan of reorganization and stock issuance whereby Polonia Bank will reorganize from a mutual savings bank into the mutual holding company structure. As a result of the reorganization, Polonia Bancorp will become the federally chartered parent holding company of Polonia Bank, and Polonia Bancorp will be a majority-owned subsidiary of Polonia MHC, a federally chartered mutual holding company. We are reorganizing so that Polonia Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

To accomplish the reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of reorganization and stock issuance and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” If you have an IRA or other Qualified Retirement Plan account for which Polonia Bank acts as trustee and we do not receive a proxy from you, Polonia Bank, as trustee for such account, intends to vote in favor of the plan of reorganization and stock issuance on your behalf. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of reorganization and stock issuance is approved let, me assure you that:

•	deposit accounts will continue to be federally insured to the fullest extent permitted by law; and

•	existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your state or jurisdiction require us to register (1) the to-be-issued common stock of Polonia Bancorp or (2) an agent of Polonia Bank to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and X:00 p.m., Eastern time.

Sincerely,

Anthony J. Szuszczewicz

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Polonia Bank]

Dear Friend of Polonia Bank:

The Board of Directors of Polonia Bank has voted unanimously in favor of a plan of reorganization and stock issuance whereby Polonia Bank will reorganize from a mutual savings bank into the mutual holding company structure. As a result of the reorganization, Polonia Bancorp will become the federally chartered parent holding company of Polonia Bank, and Polonia Bancorp will be a majority-owned subsidiary of Polonia MHC, a federally chartered mutual holding company. We are reorganizing so that Polonia Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of Polonia Bancorp common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Polonia Bank and Polonia Bancorp If you wish to subscribe for common stock, please complete the stock order and certification form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Polonia Bank) to Polonia Bank in the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” or return it to any full service branch office of Polonia Bank. Your order must be physically received (not postmarked) by Polonia Bank no later than X:00 p.m., Eastern time, on xxxday, xxxxxx xx, 2006. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and x:00 p.m., Eastern time.

Sincerely,

Anthony J. Szuszczewicz

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Polonia Bank]

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by Polonia Bancorp. We are raising capital to support Polonia Bank’s future growth.

This information packet includes the following:

PROSPECTUS: This document provides detailed information about the operations of Polonia Bank and the proposed stock offering by Polonia Bancorp. Please read it carefully before making an investment decision.

STOCK ORDER & CERTIFICATION FORM: Use this form to subscribe for common stock and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Polonia Bank), to Polonia Bancorp in the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” or return it to any full service branch office of Polonia Bank. Your order must be physically received (not postmarked) by Polonia Bank no later than X:00 p.m., Eastern time, on xxxday, xxxxx xx, 2006.

We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions regarding the stock offering or the prospectus, please call our conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Anthony J. Szuszczewicz

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Sandler O’Neill & Partners, L.P.]

Dear Customer of Polonia Bank:

At the request of Polonia Bank, we have enclosed material regarding the offering of common stock of Polonia Bancorp. The material is offered in connection with the reorganization of Polonia Bank from a mutual savings bank into the mutual holding company structure. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Polonia Bancorp.

Please read the prospectus carefully before making an investment decision. If you decide to subscribe for shares, you must return the properly completed and signed stock order form and signed certification form, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Polonia Bank), to Polonia Bancorp in the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” or return it to any full service branch office of Polonia Bank. Your order must be physically received (not postmarked) by Polonia Bank no later than X:00 p.m., Eastern time, on xxxday, xxxxx xx, 2006. If you have any questions after reading the enclosed material, please call the conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time, and ask for a Sandler O’Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Enclosures

[COVER PAGE]

Questions & Answers About the Reorganization

Polonia Bancorp

Proposed Holding Company for Polonia Bank

Questions & Answers

About the Reorganization

The Board of Directors of Polonia Bank has voted unanimously in favor of a plan of reorganization and stock issuance whereby Polonia Bank will reorganize from a mutual savings bank into the mutual holding company structure. As a result of the reorganization, Polonia Bancorp will become the federally chartered parent holding company of Polonia Bank, and Polonia Bancorp will be a majority-owned subsidiary of Polonia MHC, a federally chartered mutual holding company. Pursuant to the terms of the plan, Polonia Bancorp will be offering its common stock for sale. We are reorganizing so that Polonia Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

It is necessary for the Bank to receive a majority of the outstanding votes in favor of the plan of reorganization, so your vote is very important. Please return your proxy in the enclosed postage-paid envelope marked “PROXY RETURN.”

Your vote is very important. If you have more than one account, you may receive more than one proxy. Please vote today by returning all proxy cards received.

Your Board of Directors urges you to vote “FOR” the plan of reorganization and return your proxy today.

Effect on Deposits and Loans

Q.	Will the reorganization affect any of my deposit accounts or loans?
A.	No. The reorganization will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rate, of your loans with us will also be unaffected by the reorganization.

About Voting

Q.	Who is eligible to vote on the reorganization?
Depositors of Polonia Bank as of the close of business on [Month] xx, 2006 (the “Voting Record Date”) and borrowers as of June 20, 2006 who continue to be borrowers on [Month] xx, 2006.

Q.	How do I vote?
A.	You may vote by mailing your signed proxy card(s) in the postage-paid envelope marked “PROXY RETURN.” Should you choose to attend the Special Meeting of Members to be held on xxxxxx xx, 2006, and decide to change your vote, you may do so by revoking any previously executed proxy.

Q.	Am I required to vote?
A.	No. Members are not required to vote. However, because the reorganization will produce a fundamental change in the Bank’s corporate structure, the Board of Directors encourages all members to vote.

Q.	Why did I receive several proxies?
A.	If you have more than one account you may have received more than one proxy, depending upon the ownership structure of your accounts. Please vote, sign, date and return ALL proxy cards that you received.

Q.	Does my vote for the reorganization mean that I must buy common stock of Polonia Bancorp?
A.	No. Voting for the plan of reorganization and stock issuance does not obligate you to buy shares of common stock of Polonia Bancorp.

Q.	Are two signatures required on the proxy card for a joint account?
A.	No. Only one signature is required on a proxy card for a joint account.

Q.	Who must sign proxies for trust or custodian accounts?
A.	The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q.	I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?
A.	Yes. Please indicate on the card the capacity in which you are signing.

About The Common Stock

Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.

Q.	Who can purchase stock?
A.	The common stock of Polonia Bancorp will be offered in the subscription offering in the following order of priority:

1)	Eligible Account Holders - depositors of Polonia Bank with accounts totaling $50 or more on December 31, 2004;

2)	Polonia Bancorp’s employee stock ownership plan;

3)	Supplemental Eligible Account Holders - depositors of Polonia Bank with accounts totaling $50 or more on June 30, 2006; and

4)	Other Members - depositors of Polonia Bank with accounts on xxx xx, xxxx and borrowers as of June 20, 2006 who continue to be borrowers on [Month] xx, 2006.

Upon completion of the subscription offering, common stock that is not sold in the subscription offering, if any, may be offered first to certain members of the general public in a community offering and then, to the extent any shares remain, to the general public in a syndicated community offering and/or an underwritten public offering.

Q.	Am I guaranteed to receive shares by placing an order?
A.	No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.	Will any account I hold with the Bank be converted into stock?
A.	No. All accounts remain as they were prior to the reorganization.

Q.	How many shares of stock are being offered, and at what price?
A.	Polonia Bancorp is offering for sale a maximum of 1,138,500 shares of common stock at a subscription price of $10 per share. Under certain circumstances, Polonia Bancorp, may increase the maximum and sell up to 1,309,275 shares.

Q.	How much stock can I purchase?
A.	The minimum purchase is $250 (25 shares). As more fully discussed in the plan of reorganization and stock issuance described in the prospectus, the maximum purchase by any person in the subscription or community offering is $200,000 (20,000 shares); no person by himself or herself, with an associate or group of persons acting in concert, may purchase more than $200,000 (20,000 shares) of common stock in the offering.

Q.	How do I order stock?
A.	You may subscribe for shares of common stock by completing and returning the stock order and certification form, together with your payment, either in person to any full service branch office of Polonia Bank or by mail in the postage-paid envelope marked “STOCK ORDER RETURN.” Stock order forms may not be delivered to a walk- up or drive- through window located at any of the Bank’s branch offices.

Q.	How can I pay for my shares of stock?
A.	You can pay for the common stock by check, cash, money order or withdrawal from your deposit account at Polonia Bank. Withdrawals from a deposit account or a certificate of deposit at the Bank to buy common stock may be made without penalty. If you choose to pay by cash, you must deliver the stock order and certification form and payment in person to any full service branch office of Polonia Bank and it will be converted to a bank check or money order. Please do not send cash in the mail.

Q.	When is the deadline to subscribe for stock?
A.	An executed stock order form with the required full payment must be physically received (not postmarked) by Polonia Bank no later than x:xx p.m., Eastern time, on xxxxx, xxxx xx, 2006.

Q.	Can I subscribe for shares using funds in my IRA at Polonia Bank?
A.	Federal regulations do not permit the purchase of common stock with your existing IRA or other qualified plan at Polonia Bank. To use such funds to subscribe for common stock, you need to establish a “self directed” trust account with an unaffiliated trustee. Please call our conversion center if you require additional information. The transfer of such funds takes time, so please make arrangements as soon as possible.

Q.	Can I subscribe for shares and add someone else who is not on my account to my stock registration?
A.	No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Q.	Can I subscribe for shares in my name alone if I have a joint account?
A.	Yes.

Q.	Will payments for common stock earn interest until the reorganization closes?
A.	Yes. Any payment made in cash or by check or money order will earn interest at Polonia Bank’s statement savings rate from the date of receipt to the completion or termination of the reorganization. Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.	Will dividends be paid on the stock?
A.	Polonia Bancorp has not yet determined whether a dividend will be paid on the common stock but will consider a policy of paying regular cash dividends after the reorganization, subject to applicable regulatory restrictions.

Q.	Will my stock be covered by deposit insurance?
A.	No.

Q.	Where will the stock be traded?
A.	Upon completion of the reorganization we intend to have our shares of common stock quoted on the OTC Bulletin Board.

Q.	Can I change my mind after I place an order to subscribe for stock?
A.	No. After receipt, your order may not be modified or withdrawn.

Additional Information

Q.	What if I have additional questions or require more information?
A.	Polonia Bancorp’s proxy statement and prospectus accompany this brochure and describe the reorganization in detail. Please read the proxy statement and prospectus carefully before voting or subscribing for stock. If you have any questions after reading the enclosed material, you may call our conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

To ensure that each purchaser in the subscription and community offering receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

[Polonia Bank]

Dear Member:

As a follow-up to our recent mailing, this is to remind you that your vote is very important.

The Board of Directors of Polonia Bank has voted unanimously in favor of a plan of reorganization and stock issuance whereby Polonia Bank will reorganize from a mutual savings bank into the mutual holding company structure. As a result of the reorganization, Polonia Bancorp will become the federally chartered parent holding company of Polonia Bank, and Polonia Bancorp will be a majority-owned subsidiary of Polonia MHC, a federally chartered mutual holding company. We are reorganizing so that Polonia Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

To accomplish the reorganization, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by casting your vote in favor of the plan of reorganization and stock issuance and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked “PROXY RETURN.” If you have an IRA or other Qualified Retirement Plan account for which Polonia Bank acts as trustee and we do not receive a proxy from you, Polonia Bank, as trustee for such account, intends to vote in favor of the plan of reorganization and stock issuance on your behalf. If you have more than one account, you may receive more than one proxy. Please vote by returning all proxy cards received.

If the plan of reorganization is approved, let me assure you that:

•	deposit accounts will continue to be federally insured to the same extent permitted by law;

•	existing deposit accounts and loans will not undergo any change; and

•	voting for approval will not obligate you to buy any shares of common stock.

If you have any questions after reading the enclosed material, please call our conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern time.

Sincerely,

Anthony Szuszczewicz

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

PROXY REQUEST

WE NEED YOUR VOTE

Dear Member of Polonia Bank:

Your vote on our plan of reorganization and stock issuance has not yet been received. Your vote is very important to us. Please vote and mail the enclosed proxy today. If you have more than one account, you may receive more than one proxy. Please complete and mail all proxies you receive.

Remember: Voting does not obligate you to buy stock. Your Board of Directors has approved the plan of reorganization and stock issuance and urges you to vote in favor of the reorganization. Your deposit accounts or loans with Polonia Bank will not be affected in any way. Deposit accounts will continue to be federally insured to the legal maximum.

A postage-paid envelope is enclosed with the proxy card. If you have any questions, please call our conversion center at (xxx) xxx-xxxx.

Sincerely,

Anthony J. Szuszczewicz

President and Chief Executive Officer

If you have more than one account, you may receive more than one proxy.

Please vote today by returning all proxy cards received.

Polonia Bank

Please Support Us

Vote Your Proxy Card Today

If you have more than one account, you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.

[Polonia Bancorp]

                    , 2006

Dear                     :

The Board of Directors of Polonia Bank has voted unanimously in favor of a plan of reorganization and stock issuance whereby Polonia Bank will reorganize from a mutual savings bank into the mutual holding company structure. As a result of the reorganization, Polonia Bancorp will become the federally chartered parent holding company of Polonia Bank, and Polonia Bancorp will be a majority-owned subsidiary of Polonia MHC, a federally chartered mutual holding company. We are reorganizing so that Polonia Bank will be structured in the form of ownership that we believe will best support the Bank’s future growth.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held on    at     :00 _._.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our reorganization, please call our conversion center at (xxx) xxx-xxxx, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Eastern time.

Sincerely,

Anthony J. Szuszczewicz

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Conversion Center)

[Polonia Bancorp]

                    , 2006

Dear Subscriber:

We hereby acknowledge receipt of your order for shares of Polonia Bancorp common stock.

At this time, we cannot confirm the number of shares of Polonia Bancorp common stock that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of reorganization and stock issuance.

If you have any questions, please call our conversion center at (xxx) xxx-xxxx.

Polonia Bancorp

Conversion Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

[Polonia Bancorp]

                    , 2006

Dear Shareholder:

Our stock offering has been completed and we are pleased to confirm your subscription for              shares at a price of $10.00 per share. If your subscription was paid for by check, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on                  , 2006; this is your stock purchase date. Trading is expected to commence on the OTC Bulletin Board under the symbol “XXXX” on [date].

Thank you for your interest in Polonia Bancorp. Your stock certificate will be mailed to you shortly.

Polonia Bancorp

Conversion Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

[Polonia Bancorp]

                    , 2006

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Members or community friends. If your subscription was paid for by check, a refund of any balance due to you with interest will be mailed promptly.

We appreciate your interest in Polonia Bancorp and hope you become an owner of our stock in the future. The stock is expected to trade on the OTC Bulletin Board under the symbol “XXXX.”

Polonia Bancorp

Conversion Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

[Polonia Bancorp]

                    , 2006

Welcome Shareholder:

We are pleased to enclose your stock certificate representing your shares of common stock of Polonia Bancorp. Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

xxxxxxxxx

Investor Relations Department

xx xxxxxxxx xxxxx

xxxxxxxx, xxx xxxxxx xxxxx-xxxx

1 (800) xxx-xxxx

email: xxxx@xxxx.com

Please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box, or be deposited with your stockbroker.

On behalf of the Board of Directors, officers and employees of Polonia Bancorp, I thank you for supporting our offering.

Sincerely,

Anthony J. Szuszczewicz

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

[Polonia Bancorp]

                    , 2006

Dear Interested Subscriber:

We regret to inform you that Polonia Bank, Polonia MHC and Polonia Bancorp, the holding company for Polonia Bank, did not accept your order for shares of Polonia Bancorp common stock in its community offering. This action is in accordance with our plan of reorganization and stock issuance, which gives Polonia Bank, Polonia MHC and Polonia Bancorp the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your subscription was paid for by check, enclosed is your original check.

Polonia Bancorp

Conversion Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

[Sandler O’Neill & Partners, L. P.]

                    , 2006

To Our Friends:

We are enclosing material in connection with the stock offering by Polonia Bancorp, the holding company for Polonia Bank. Polonia Bancorp is raising capital to support Polonia Bank’s future growth.

Sandler O’Neill & Partners, L.P. is acting as financial advisor in connection with the subscription offering, which will conclude at x:xx p.m., Eastern time, on xxxxx xx, 2006. In the event that all the stock is not sold in the subscription and community offering, Sandler O’Neill may form and manage a syndicated community offering to sell the remaining stock.

Members of the general public, other than residents of                     , are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Polonia Bank, Polonia MHC, Polonia Bancorp, the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Sandler O’Neill)